                                                           EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated February 21, 1998 except for Note L for which the date is __________, 1998, on our audit of the financial statements of Claimsnet.com inc., and our report dated June 2, 1997, on our audit of the financial statements of Medica Systems, Inc. We also consent to the reference to our firm under the caption "Experts".

                                             /s/ King Griffin & Adamson P.C.
                                             -------------------------------
                                                 KING GRIFFIN & ADAMSON P.C.



Dallas, Texas
April 16, 1998